SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Definitive Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

VINEYARD NATIONAL BANCORP
__________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

NAME OF FILER
_________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	Fee not required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

VINEYARD NATIONAL BANCORP
9590 Foothill Boulevard
Rancho Cucamonga, California 91730

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 25, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders (“Annual Meeting”) of Vineyard National Bancorp (“Bancorp”) will be held on Wednesday, May 25, 2005 at 12:00 p.m., local time, at 1260 Corona Pointe Court, Corona, California 92879, to consider and act upon the following matters:

1.	To elect six (6) persons to the Board of Directors of the Bancorp to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

2.
To amend the articles of incorporation of the Bancorp to increase the number of shares of authorized common stock from 15,000,000 to 50,000,000 and the total number of authorized capital stock shares from 25,000,000 to 60,000,000;

3.	To adopt the Vineyard National Bancorp 2005 Restricted Share Plan;

4.	To ratify the appointment of the accounting firm of Vavrinek, Trine, Day & Co. LLP as independent auditors for the year ending December 31, 2005; and

5.	To transact any other business as may properly come before the meeting and any adjournments of it.

The Board of Directors has fixed March 31, 2005 as the record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. Only those shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE.

By Order of the Board of Directors

/s/ Richard S. Hagan

Richard S. Hagan, Secretary

Rancho Cucamonga, California
April 18, 2005

VINEYARD NATIONAL BANCORP

9590 Foothill Boulevard
Rancho Cucamonga, California 91730

PROXY STATEMENT

This Proxy Statement is being furnished to holders of common stock, no par value (“Common Stock”), of Vineyard National Bancorp, a California corporation (“Bancorp”), in connection with the solicitation of proxies by the Board of Directors of the Bancorp to be used in voting at the Annual Meeting of Shareholders (“Annual Meeting”) to be held on Wednesday, May 25, 2005 at 12:00 p.m., local time, at 1260 Corona Pointe Court, Corona, California 92879, or at any adjournment thereof.

Mailing

It is anticipated that this Proxy Statement and the accompanying proxy will be mailed on or about April 18, 2005.

Revocability of Proxy

A proxy for use at the Annual Meeting is enclosed along with a return envelope for your convenience. Any shareholder who executes and delivers such proxy has the right to revoke it any time before it is exercised by filing with the Secretary of the Bancorp an instrument revoking it (mailed to Secretary, Vineyard National Bancorp, 200 South Main Street, Suite 320, Corona, CA 92882) or a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be suspended if the person executing the proxy is present at the Annual Meeting and chooses to vote in person.

Unless revoked, all shares represented by a properly executed proxy which is received in time for the Annual Meeting will be voted by the proxy holders in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted (i) FOR the election of the nominees for directors set forth herein, (ii) FOR the amendment to the articles of incorporation of the Bancorp to increase the number of shares of authorized common stock, (iii) FOR the adoption of the Vineyard National Bancorp 2005 Restricted Share Plan (the “2005 Plan”), (iv) FOR the appointment of Vavrinek, Trine, Day & Co. LLP (“VTD”) as independent auditors for the year ending December 31, 2005 and (v) upon the transaction of such other business as may properly be presented at the Annual Meeting in accordance with the recommendations of the Board of Directors.

Persons Making the Solicitation

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of the Bancorp.

The expense of preparing, assembling, printing, and mailing this Proxy Statement and the material used in this solicitation of proxies will be borne by the Bancorp. It is contemplated that proxies will be solicited through the mail, but officers and regular employees of the Bancorp or its subsidiary, Vineyard Bank (the “Bank”), may solicit proxies personally.

The Bancorp may reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Common Stock.

Voting

Only shareholders of record at the close of business on March 31, 2005 (the “Voting Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. There were 9,511,656 shares of Common Stock issued and outstanding on the Voting Record Date.

Each holder of Common Stock will be entitled to one (1) vote in person or by proxy for each share of Common Stock standing in his or her name on the books of the Bancorp as of the Voting Record Date on any matter properly submitted to a vote of the shareholders at the Annual Meeting. However, in the election of directors, the shares of Common Stock are entitled to be voted cumulatively if a candidate’s name has been properly placed in nomination prior to the voting and any shareholder present at the Annual Meeting has given notice of his or her intention to vote his or her shares cumulatively. If a shareholder has given such notice, then all shareholders may cumulate their votes for candidates in nomination. Cumulative voting entitles a shareholder to give one (1) nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, or to distribute his or her votes on the same principle between two or more nominees as he or she sees fit.

The presence in person or by proxy of a majority of the shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions are considered in determining the presence of a quorum but will not affect the vote required for the election of directors. The six (6) candidates receiving the most votes will be elected to the Board of Directors.

The affirmative vote of a majority of the total votes present in person or by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of VTD as the Bancorp’s independent auditors, amend the articles of incorporation of the Bancorp, increase the number of shares of authorized common stock and adopt the 2005 Plan. Abstentions will have the same affect as a vote against these proposals. Under the rules applicable to broker-dealers, the proposals for the election of directors, ratification of the appointment of VTD and the amendment to the articles of incorporation of the Bancorp to increase the number of shares of authorized common stock are considered to be routine matters upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Consequently, there will be no “broker non-votes” with respect to these proposals. The proposal to adopt the 2005 Plan is considered a non-routine matter for which brokerage firms do not have discretionary voting power. Broker non-votes, however, will not be treated as shares entitled to vote. Accordingly, broker non-votes will have no effect on the proposal to adopt the 2005 Plan.

The enclosed proxy confers discretionary authority with respect to any other proposals that may be properly brought before the Annual Meeting. As of the date hereof, management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the proxies solicited hereby will be voted by the proxy holders in accordance with the recommendations of the Board of Directors.

Beneficial Ownership of the Common Stock

The following table sets forth certain information as to the Common Stock beneficially owned by (i) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), who or which was known to the Bancorp to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors and nominees of the Bancorp, (iii) each executive officer of the Bancorp listed in the Summary Compensation Table and (iv) all directors and executive officers of the Bancorp as a group.

Name of Beneficial Owner or Number of Persons in Group	Amount and Nature of Beneficial Ownership as of March 31, 2005 (1)		Percent of Common Stock

Directors:
Charles L. Keagle	365,832	(2) (3)	3.80%
Norman Morales	313,600		3.30
Frank S. Alvarez	273,899	(2) (4)	2.86
Joel H. Ravitz	259,232	(2) (5)	2.69
David A. Buxbaum	76,498	(2)	*
James LeSieur	4,269		*

Executive Officers:
Richard S. Hagan	54,763	(2) (6)	*
Richard Cadena	16,897	(2) (7)	*
Gordon Fong	13,137	(8)	*
Karen Dally	9,591	(9)	*

All directors and executive officers
as a group (11 persons)	1,721,250		18.10%	(10)

______________

* Represents less than 1% of the outstanding Common Stock.

(1)
Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2)	Includes the following number of shares which may be acquired by the respective individuals upon the exercise of stock options or warrants exercisable within 60 days of the Voting Record Date:

Joel H. Ravitz	132,300
Charles L. Keagle	106,574
Frank S. Alvarez	80,251
Richard S. Hagan	41,650
David Buxbaum	17,640
Richard Cadena	5,683

(3)
Includes 231,770 shares held jointly with Mr. Keagle's spouse, 22,050 shares held in a Trust under Mr. Keagle’s spouse’s name, 2,424 shares held by Mr. Keagle’s spouse in her Individual Retirement Account, 2,424 held by Mr. Keagle in his Individual Retirement Account (“IRA”), and 590 shares held in Mr. Keagle’s daughter’s name.

(4)
Includes 103,600 shares held by Louis M. Alvarez and Frank S. Alvarez as co-trustees of the Manual Alvarez and Lorenza E. Alvarez Trust, 324 shares held jointly by Frank S. Alvarez and Encarnacion Alvarez, 4,600 shares held by Mr. Alvarez’s spouse in her IRA and 85,124 held by Mr. Alvarez in his IRA.

(5)	Includes 11,024 held by Mr. Ravitz in his IRA.

(6)	Includes 13,112 of restricted Common Stock granted pursuant to the Bancorp’s restricted share plans.

(7)	Includes 10,112 of restricted Common Stock granted pursuant to the Bancorp’s restricted share plans.

(8)	Includes 13,137 of restricted Common Stock granted pursuant to the Bancorp’s restricted share plans.

(9)	Includes 8,512 of restricted Common Stock granted pursuant to the Bancorp’s restricted share plans.

(10)	Percentage includes unallocated ESOP shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors has set the number of directors of the Bancorp at six (6), which is within the number authorized by the Bylaws of the Bancorp. The directors who are elected will serve until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified.

In September 2004 and December 2004, the Bancorp appointed David A. Buxbaum and James G. LeSieur, III, respectively, to the Board of Directors. None of the directors, the nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Bancorp acting within their capacities as such. There are no family relationships among directors or executive officers of the Bancorp. As of the date hereof, no directors of the Bancorp are directors or trustees of a company which has a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. None of the directors, nominees for director, executive officers, affiliates, or shareholders owning five percent or more of the Common Stock, nor any associates of any of the foregoing, is a party to any legal proceeding or claim that is adverse to the Bancorp or the Bank.

Nominees for Director

Each of the nominees currently serves as a director of the Bancorp. Each of the nominees named herein has consented to be named in this Proxy Statement and has consented to serve as a director if elected. In the event that any of the nominees should be unable to serve as a director, it is intended that the proxies will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any of the nominees will be unable to serve as director if elected.

The following table sets forth certain information with respect to those persons who are nominees for election as directors.

Name	Age	Principal Occupation or Positions and Other Directorships	Bancorp Director Since

Frank S. Alvarez	70	Mr. Alvarez is a retired certified public accountant, formerly with the accounting firm of Bowen McBeth, Inc. Mr. Alvarez serves as the Chairman of the Board of the Bancorp and has been a member of the Bancorp’s Board of Directors since its inception in 1988. Mr. Alvarez has served as a Director of the Bank since 1981. Mr. Alvarez also serves on the Board of Directors of Casa Colina Rehabilitation Hospital in Pomona, California.	1988

David Buxbaum	60
Mr. Buxbaum is one of the three founders of the Bank in the early 1980’s. Mr. Buxbaum is an attorney at the law firm of Buxbaum and Chakmak, which he co-founded in 1970. Mr. Buxbaum has served on City of Claremont commissions for 12 years, including chairman of the Planning Commission, and as a member of the Architecture Commission. Mr. Buxbaum has also served as a member of the Board of Trustees of the Gould Foundation at Claremont McKenna College for almost 20 years.  Mr. Buxbaum is a licensed California Real Estate Broker. Mr. Buxbaum also served on many non-profit boards including schools, cultural, and religious organizations.
2004

Charles L. Keagle	65	Mr. Keagle is the founding owner, Chairman, and CEO of The C & C Organization, which operates restaurants in Southern California known as The Cask ‘n Cleaver and The Sycamore Inn. Mr. Keagle was a founding organizer and director of the Bank. In addition to his community service involvement, Mr. Keagle is a member of the Board of Directors of The California Restaurant Association, The California Avocado Commission and The Board of Advisors of the Collins School of Hospitality Management at Cal Poly Pomona.	1998

Name	Age	Principal Occupation or Positions and Other Directorships	Bancorp Director Since

James LeSieur	63
Mr. LeSieur currently serves as the Director for the Ralph W. Leatherby Center for Entrepreneurship and Business Ethics at Chapman University, Mr. LeSieur also serves as a member of the board for the Lennar Charitable Housing Foundation and Banker Benefits, a subsidiary of the California Bankers Association. Previously, Mr. LeSieur was on the board for the Orange County affiliate of Habitat for Humanity, where he also served two terms as Chairman. Prior to his appointment as a Director of the Bancorp in December 2004, Mr. LeSieur served as the President, CEO and a Director of Sunwest Bank. Prior to Sunwest Bank, Mr. LeSieur served as a management consultant for Arthur Young & Company.
2004

Norman A. Morales	44
Mr. Morales has been employed by the Bancorp and the Bank as CEO and President since October 2000. Mr. Morales previously served as Executive Vice President/Chief Operating Officer and Chief Credit Officer of Cedars Bank, Los Angeles, California, from February 1999 through September 2000. Mr. Morales’ prior executive experience includes serving as Executive Vice President and Chief Financial Officer for Hawthorne Savings, F.S.B., El Segundo, California, from January 1995 through January 1999. Mr. Morales served as Executive Vice President/Chief Financial Officer and Chief Administrative Officer of Southern California Bank in La Mirada, California, from July 1987 through January 1995.
			2000
Joel H. Ravitz	59	Mr. Ravitz is Chairman of the Board and CEO of Quincy Cass Associates, Inc., a Los Angeles-based securities broker dealer and a member of National Association of Securities Dealers, Inc. Mr. Ravitz has held this position for more than five years. Mr. Ravitz is a past President and Director of Therapeutic Living Centers for the Blind, a non-profit corporation, and a member of Town Hall of California and the Bond Club of Los Angeles. Mr. Ravitz has been a Bank Director since 1983 and a Bancorp Director since its inception in 1988.	1988

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR.

Executive Officers Who Are Not Directors

Set forth below is information with respect to the principal occupations during the last five years for the five senior executive officers of the Bancorp and the Bank who do not serve as directors of the Bancorp.

Richard S. Hagan, age 53, is Executive Vice President and Chief Credit Officer and Chief Operating Officer of the Bank. Mr. Hagan joined the Bank in December 2000 and has served as Chief Credit Officer since February 2001. In August 2002, Mr. Hagan was appointed as Secretary of the Bank and the Bancorp, and in September 2002, Mr. Hagan was appointed as Chief Operating Officer of the Bank. Mr. Hagan previously served as Credit Administrator of Manufacturers Bank, Los Angeles, California, from October 1997 to January 2000. Mr. Hagan served as Senior Credit Administrator of Southern California Bank, La Mirada, California, from March 1993 to October 1997. Mr. Hagan has 25 years of community-based banking experience and has served in various management positions throughout his career.

Richard Cadena, age 40, is Senior Vice President and Chief Community Banking Officer of the Bank. Previously, Mr. Cadena served as the Director of Marketing for the Bank from November 2000 to May 2002. Prior to joining the Bank, Mr. Cadena served as the Marketing and Public Relations Officer for Imperial Bank, Inglewood, California, from October 1999 to November 2000. Mr. Cadena served as the Marketing Research Manager of Hawthorne Savings, FSB, El Segundo, California, from October 1993 to September 1999. Mr. Cadena has 15 years of community-based banking experience.

Karen Dally, age 51, is Senior Vice President and Chief Administrative Officer of the Bank. Mrs. Dally has been with the Bank since August 2002. Prior to joining the Bank, Mrs. Dally served as the owner of Karen Dally Consulting, which provided consulting services to the financial institutions industry, from February 2000 to August 2002. Mrs. Dally served as Senior Vice President and Human Resources Director at Cedars Bank, Los Angeles, California, from January 1999 to February 2000. Previously, Mrs. Dally served as Senior Vice President and Chief Administrative Officer at Hawthorne Savings, FSB, El Segundo, California.

Robert Dieter, age 57, is Senior Vice President and Chief Information Officer of the Bank. Mr. Dieter joined the Bank in August 2003. Prior to joining the Bank, Mr. Dieter held management positions in the consulting services industry from 1997 to 2003. Mr. Dieter served as the Corporate Vice President of Information Systems at CenFed Bank in Pasadena, California from 1989 to 1997. Mr. Dieter has 30 years of experience in banking, systems and operations.

Gordon Fong, age 38, is Senior Vice President and Chief Financial Officer of the Bancorp and the Bank. Mr. Fong joined the Bank in June 2002. Prior to joining the Bank, Mr. Fong was the Senior Vice President and Chief Financial Officer of First Coastal Bank, El Segundo, California, from September 1997 to December 2001. Mr. Fong began his career at Deloitte & Touche, LLP after graduating from the University of California at Los Angeles with a Bachelor of Arts degree in Economics/Business with specialization in Computing in March 1989. Mr. Fong is also a certified public accountant.

Certain Transactions

Certain directors and executive officers of the Bancorp and the Bank, and the companies with which the directors and executive officers are associated, were customers of, and had banking transactions with, the Bank during fiscal 2004. Such transactions were in the ordinary course of business and the Bank expects to have similar banking transactions in the future. All the loans and commitments included in such transactions were made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectibility or present other unfavorable features. All such loans to executive officers and directors were current as of December 31, 2004

Board of Directors

The total number of meetings of the Board of Directors of the Bancorp, including regularly scheduled and special meetings during the last full fiscal year, was 22. In addition, the Board of Directors of the Bank had 14 regularly scheduled and special meetings. No director during the last full fiscal year attended fewer than 95% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which that director served. Pursuant to applicable Nasdaq National Market requirements, the Board of Directors has made an affirmative determination that the following members of the Board of Directors are “independent” within the meaning of such rule: Frank S. Alvarez, Charles L. Keagle, Joel H. Ravitz, James LeSieur and David Buxbaum. As such, and pursuant to applicable Nasdaq National Market requirements, a majority of the members of the Board of Directors are “independent” as so defined. Directors are encouraged to attend annual meetings of shareholders of the Bancorp. All directors attended the Bancorp’s prior annual meeting of shareholders.

Committees of the Board of Directors

The Bancorp maintains a standing Audit Committee. Members of the Audit Committee are Messrs. Keagle (Chairman), Ravitz, and LeSieur, each of whom is independent as defined by the current listing standards of the Nasdaq National Market and rules of the Securities and Exchange Commission (the “Commission”). The Board of Directors has determined that Mr. LeSieur satisfies the requirements established by the Commission for qualification as an “audit committee financial expert”. The Audit Committee held seven meetings during the last fiscal year. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to oversee management activities related to internal control, accounting and financial reporting policies and auditing practices; to review the independence of the outside auditors and the objectivity of internal auditors; to review the adequacy and reliability of disclosures to shareholders; and to perform other functions as deemed appropriate. Accordingly, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Bancorp’s independent auditors, who must report directly to the Audit Committee. In addition, the Audit Committee is to provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and the investment community relating to corporate accounting, reporting practices of the Bancorp, and the quality and integrity of the financial reports of the Bancorp.

The Board of Directors maintains a Compensation Committee which was formed in April 2003. Messrs. Buxbaum (Chairman), Alvarez, Keagle, LeSieur and Ravitz, serve on the Compensation Committee, each of whom is independent as defined by the current listing standards of the Nasdaq National Market. A copy of the Compensation Committee Charter is attached as Appendix B to this Proxy Statement. The Compensation Committee held three meetings during the last fiscal year.

In May 2004 the Board of Directors formed a Nominating and Corporate Governance Committee. Messrs. Ravitz (Chairman), Alvarez, Buxbaum, Keagle, and LeSieur serve on the nominating and corporate governance committee. A copy of the Nominating and Corporate Governance Committee is attached as Appendix C to this Proxy Statement. The Nominating and Corporate Governance Committee met three times during the last fiscal year.

Audit Committee Report

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Bancorp filings under the Securities Act of 1933, as amended (“Securities Act”), or under the Exchange Act, except to the extent that the Bancorp specifically incorporates this information by reference.

The Audit Committee of the Board of Directors submits the following report on the performance of certain of its responsibilities for fiscal year 2004. The Audit Committee has adopted and operates under a written charter, which was amended in February 2005, and is included as Appendix A to this Proxy Statement.

Pursuant to its charter, the Audit Committee is responsible for assisting the Board of Directors in monitoring the quality and integrity of the Bancorp’s financial statements, compliance with legal and regulatory requirements, the qualifications and independence of independent auditors, and the performance of internal audit function and independent auditors, among others:

•	To review the financial statements of the Bancorp and to discuss with management and the independent auditor the quality of the Bancorp’s accounting principles as applied to its financial reporting;

•	To oversee the maintenance of an appropriate internal audit program and financial reporting procedures with management and the independent auditors;

•	To appoint the independent auditor for the Bancorp and review the audit work of the independent auditor;

•	To review and approve the general scope of the annual audit and the compensation of the independent auditors; and

•	To maintain an appropriate regulatory compliance program for the Bancorp and its subsidiaries.

Management of the Bancorp has primary responsibility for the financial statements and the reporting process, including the Bancorp’s system of internal controls. The independent auditors are responsible for performing an independent audit of the Bancorp’s consolidated financial statements in accordance with auditing standards generally accepted. This audit serves as a basis for the auditor’s opinion in the annual report to shareholders addressing whether the financial statements fairly present the Bancorp’s financial position, results of operations and cash flows. The Audit Committee’s responsibility is to monitor and oversee these processes.

In reviewing the independence of the Bancorp’s outside auditors, the Audit Committee has received from the independent auditors the written disclosures regarding all relationships between the Bancorp and the auditors that bear on the auditor’s independence consistent with Independence Standards Board Standard No l. As part of this review, the Audit Committee considered any relationships that may influence the independent auditors’ objectivity and independence and was satisfied as to the auditors’ independence.

The Audit Committee reviews and discusses with management and the independent auditors the annual audited and quarterly financial statements, reviews the integrity of the financial reporting processes, both internal and external, reviews the qualifications, performance and independence of the independent auditors, and prepares the Audit Committee Report included in the Proxy Statement in accordance with the rules and regulations of the Commission. Based on these reviews and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2004. The Audit Committee also recommended the selection of VTD as the Bancorp’s independent auditors for the fiscal year ending December 31, 2005.

Respectfully Submitted,

THE AUDIT COMMITTEE
Charles L. Keagle, Chairman
James LeSieur
Joel H. Ravitz

Consideration of Director Nominees

Shareholder Nominees. The policy of the Board of Directors is to consider nominations for candidates for membership on the Board submitted by shareholders. All such nominations should be in writing and sent to the Corporate Secretary, Vineyard National Bancorp, 200 South Main Street, Suite 320, Corona, CA 92882. All nominations submitted for consideration should identify the shareholder making the nomination and set forth the name and qualifications of the nominee. The Bancorp did not receive any such nominations from shareholders in connection with the Annual Meeting.

Director Qualifications. In evaluating nominations for director, the Board of Directors seeks to achieve a balance of knowledge, experience and capability on the Board. Members of the Board should have the highest professional and personal ethics and values, consistent with the values of the Bancorp. Nominees should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors. The Board of Directors utilizes a variety of methods for identifying and evaluating nominees for director. The Board of Directors assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board of Directors will consider various potential candidates for director. The Board of Directors expects that candidates may come to the attention of the Board of Directors through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Board of Directors, and may be considered at any point during the year. As described above, the Board of Directors will consider properly submitted shareholder nominations for candidates for the Board. The Board of Directors expects that following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Board of Directors at a regularly scheduled meeting. The Board of Directors also may review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder.

Communications with the Board

Shareholders may communicate with the Board of Directors by sending a letter to the Bancorp’s Board of Directors, c/o Corporate Secretary, Vineyard National Bancorp, 200 South Main Street, Suite 320, Corona, CA 92882. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit shareholder correspondence to the Chairman of the Board or to any specific director to whom the correspondence is directed.

Compensation of Independent Directors

Independent Directors of the Bancorp are paid a $3,000 monthly fee for their personal attendance at meetings of the Board of Directors of the Bancorp. The directors of the Bank receive an additional monthly fee of $1,000. The Chairman of the Board of Directors of the Bank is currently paid an additional $1,000 for his personal attendance at any monthly meeting of the Board of Directors of the Bank. The Independent Directors of the Bancorp also receive $1,500 per month for health insurance related expenses. The directors do not receive any additional compensation for participation on any of the Bancorp’s or the Bank’s committees.

The Bancorp adopted a Directors’ Deferred Compensation Plan effective January 1, 2001. The Deferred Compensation Plan allows directors to defer their Board of Directors’ fees which will then provide for retirement benefits to be paid upon retirement, resignation, death, disability or as provided and elected in the directors’ deferral agreement. The Bancorp is under no obligation to make matching contributions to the Deferred Compensation Plan and pays a market interest rate on the deferred monies.

In addition, non-employee directors of the Bancorp are eligible to participate in the Bancorp’s Amended and Restated 1997 Incentive Stock Option Plan (“1997 Option Plan”). There were no stock options granted to non-employee directors in fiscal 2004. Subject to shareholder approval, directors of the Bancorp will be eligible to receive grants of restricted shares under the 2005 Plan.

EXECUTIVE COMPENSATION

The following table sets forth certain summary compensation information for the Bank’s Chief Executive Officer and the four other most highly compensated executive officers of the Bank. A portion of Mr. Morales’s bonus compensation is paid by the Bancorp. None of the other officers receive separate compensation from the Bancorp.

Summary Compensation Table

	Annual Compensation				Long Term Compensation(3)

Name and principal position	Year	Salary	Bonus	Other Annual Compensation(1)	Restricted Stock(2)	Securities underlying options/SARs	All Other Compensation(4)

Norman A. Morales President and Chief Executive Officer	2004 2003 2002	$311,538 264,852 256,280	$300,000 334,854 284,854	-- -- --	-- -- --	-- 42,000 42,000	$31,310 30,702 --

Richard S. Hagan Chief Credit Officer / Chief Operating Officer	2004 2003 2002	$218,077 186,346 155,289	$115,000 125,000 85,000	-- -- --	$115,675 54,579 22,496	-- 13,125 5,250	$27,268 25,292 11,775

Gordon Fong(6) Chief Financial Officer	2004 2003 2002	$162,692 127,692 51,430	$100,000 65,000 25,000	-- -- --	$99,976 75,716 28,980	-- -- --	-- -- --

Richard Cadena Chief Community Banking Officer	2004 2003 2002	$148,846 120,000 88,137	$70,000 65,000 22,500	-- -- --	$69,405 47,775 28,980	-- -- 5,250	$4,448 3,307 2,447

Karen Dally(5) Chief Administrative Officer	2004 2003 2002	$139,423 112,500 39,483	$50,000 40,000 12,500	-- -- --	$49,575 28,665 28,980	-- -- --	$9,238 5,988 --
_____________

(1)
Does not include amounts attributable to miscellaneous benefits received by the named executive officers. In the opinion of management of the Bank, the cost to the Bank of providing such benefits to each of the named executive officers during the fiscal year ended December 31, 2004 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(2)
For fiscal 2004, represents the grant of 3,500 shares of restricted Common Stock to Mr. Hagan, 2,100 shares of restricted Common Stock to Mr. Cadena, 1,500 shares of restricted Common Stock to Mrs. Dally and 3,025 shares of restricted Common Stock to Mr. Fong pursuant to the Bancorp’s 2004 Restricted Share Plan (“2004 Plan”), which were deemed to have the indicated value at the date of grant, and which had a fair market value at December 31, 2004 with respect to the unvested portion of the grants of $115,675 for Mr. Hagan, $69,405 for Mr. Cadena, $49,575 for Mrs. Dally and $99,976 for Mr. Fong. Pursuant to the terms of the 2004 Plan, dividends will be paid on the restricted shares. All of the restricted shares vest in four years from the date of grant.

(3)	Share amounts have been adjusted to reflect the 5% stock dividends paid in January 2003 and January 2004 and the two-for-one stock split in August 2004 of the Bancorp’s Common Stock.

(4)
For fiscal 2004, includes $1,310 allocated to Mr. Morales, $5,768 allocated to Mr. Hagan, $4,448 allocated to Mr. Cadena and $3,238 allocated to Mrs. Dally, pursuant to the Bancorp’s 401(k) Plan, and $30,000 allocated to Mr. Morales, $21,500 allocated to Mr. Hagan and $6,000 allocated to Mrs. Dally pursuant to the Bancorp’s Nonqualified Deferred Compensation Plan.

(5)	Mrs. Dally was employed by the Bank effective August 2002.

(6)	Mr. Fong was employed by the Bank effective June 2002.

Stock Options

There were no Stock Options granted to any of the named executive officers for the fiscal year ended December 31, 2004. The following table sets forth certain information concerning exercises of stock options by the named executive officers during the fiscal year ended December 31, 2004 and options held at December 31, 2004.

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at Year End		Value of Unexercised In-the-Money Options at Year End (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Norman A. Morales	88,200	$2,554,978	84,000	--	$2,136,204	$ --
Richard S. Hagan	--	--	41,650	17,675	1,153,201	402,494
Richard Cadena	2,000	57,936	5,683	3,342	164,625	96,811
_______________

(1)
Represents the market value per share of the Bancorp’s Common Stock at closing on the date of exercise minus the exercise price of the options, times the number of shares of Common Stock acquired on exercise.

(2)
Represents the market value per share of the Bancorp’s Common Stock at fiscal year end based on the closing price of $33.05 at December 31, 2004, as quoted on the Nasdaq National Market, minus the exercise price per share of the options outstanding times the number of shares of Common Stock represented by such options.

Employment Agreement

The Bancorp has an employment agreement with Mr. Morales. The expiration date of the employment agreement is December 31, 2006. The agreement is automatically extended for an additional year at the end of each year thus making it a three (3) year “rolling” agreement, unless the Board of Directors elects not to renew the term by giving written notice to Mr. Morales by September 1 of the year in which it decides not to renew the contract. Under the terms of the agreement, Mr. Morales is paid an annual salary of $300,000. At any time during the term of Mr. Morales’ employment agreement, the Board of Directors may terminate his employment with or without cause. If the termination is without cause, then Mr. Morales is entitled to severance pay equal to two year’s salary. In the event that the employment agreement is terminated in connection with a merger, sale or transfer of the Bank’s and the Bancorp’s assets, then Mr. Morales is entitled to receive a payment equal to two year’s compensation as calculated by adding the salary in force at time of measurement plus the average of the prior two years incentive bonuses.

Change of Control Agreements

Mr. Hagan has a change of control agreement which entitles him pay equal to two year’s compensation. All other executive officers, principally, have change of control agreements entitling each to receive pay equal to one year’s compensation.

Other Benefits

The Bank maintains a non-qualified deferred compensation plan for certain key management personnel whereby they may defer compensation which will then provide for certain payments upon retirement, death or disability. The Bank may make matching contributions of 25% of assistant vice presidents’ deferrals, 50% of vice presidents’ deferrals, 75% for senior vice presidents’ and 100% of executive officers’ deferrals up to a maximum of 10% of the participant’s before-tax salary. The Bank’s contribution, in the aggregate, for all participants shall not exceed 4% of compensation of all Bank employees. Each participant contributes a minimum of $1,000 annually to the deferred compensation plan.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Messrs. Buxbaum (Chairman), Alvarez, Keagle, LeSieur and Ravitz. No executive officer or employee participated in the deliberations of the Board of Directors or the Compensation Committee concerning executive officer compensation.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires the Bancorp’s directors and certain of its officers and persons who own more than 10% of the Bancorp’s equity securities to file reports of ownership and changes in ownership with the Commission. Officers, directors, and persons who own more than 10% of the Bancorp’s equity securities are required by the Commission regulations to furnish the Bancorp with copies of all Section 16(a) forms they file. The Bancorp knows of no person who beneficially owns 10% or more of the Common Stock.

Based solely on the Bancorp’s review of the copies of such forms received by it or written representations from its officers and directors, the Bancorp believes that with respect to the fiscal year ended December 31, 2004, the Bancorp’s officers and directors satisfied the reporting requirements promulgated under Section 16(a) of the Exchange Act with the exception of a late filing by Mr. Keagle.

Equity Compensation Plan Information

The following table sets forth certain information for all equity compensation plans (including individual compensation arrangements) in effect as of December 31, 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
	(a)		(b)	(c)
Equity compensation plans by approved by security holders	619,123	(3)	$ 6.87	170,573	(4)
Equity compensation plans not approved by security holders(5)	113,173		--	1,957
Total	732,296		$ 6.87	172,530

(1) Number of shares have been adjusted to reflect the 5% stock dividends paid in January 2003 and January 2004 and the two-for-one stock split in August 2004.

(2) Weighted average exercise price excludes 47,000 shares subject to restricted stock grants which are acquired at market price.

(3)	Shares granted pursuant to the Bancorp’s 1997 Option Plan and 47,000 shares issued under the Bancorp’s 2004 Restricted Share Plan (the “2004 Plan”) and have not vested as of December 31, 2004.

(4)	Includes 7,573 shares remaining under the 1997 Option Plan and 163,000 shares remaining under the 2004 Restricted Share Plan.

(5)	Relates to the Bancorp’s 2002 Restricted Share Plan (the “2002 Plan”) the 2003 Restricted Share Plan (the “2003 Plan”) and the 2004 Plan which was approved by the shareholders at the annual meeting in May 2003.

Restricted Share Plans

In June 2002 and February 2003, the Board of Directors adopted the 2002 Plan and the 2003 Plan, respectively. The 2002 Plan and the 2003 Plan provide for the grant of restricted shares of Common Stock to certain officers and employees of the Bancorp. Each of the 2002 Plan and the 2003 Plan authorized the grant of up to an aggregate of 107,625 shares of Common Stock. The majority of the shares of Common Stock authorized under the 2002 Plan and the 2003 Plan have been granted. The restricted shares of Common Stock granted under the 2002 Plan and the 2003 Plan vest four years from the date of grant. In May 2003 the 2004 Plan was adopted by the shareholders. The 2004 Plan authorized the grant of up to an aggregate of 210,000 shares of Common Stock of which only 52,500 shares may be granted in any calendar year. The terms and conditions of the 2002 Plan and 2003 Plan and 2004 Plan are substantially similar to the 2005 Plan being voted upon by the shareholders at the Annual Meeting. The material terms and conditions of the 2005 Plan are set forth herein.

Compensation Committee Report

The following Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Bancorp filings under the Securities Act or under the Exchange Act, except to the extent that the Bancorp specifically incorporates this information by reference.

The Compensation Committee met three times during fiscal 2004. The Compensation Committee is comprised of Messrs. Buxbaum (Chairman), Alvarez, Keagle, LeSieur and Ravitz. The following report of the Compensation Committee sets forth information regarding the compensation and benefits provided to the Bancorp’s President and Chief Executive Officer and certain other executive officers of the Bancorp for the fiscal year 2004.

Compensation Philosophy. The Compensation Committee is responsible for administering the executive compensation program of the Bancorp, annually reviewing and evaluating the base salary and incentive compensation for all executive officers, including the President and Chief Executive Officer.

In conducting its review, the Compensation Committee receives information and recommendations from the Chief Administrative Officer and recommendations from the President and Chief Executive Officer with respect to the compensation of executive officers other than himself. The President and Chief Executive Officer does not participate in the Compensation Committee’s review of his own compensation package. The Compensation Committee also receives information from outside compensation experts and public proxy filings, considers the objectives and performance of the Bancorp, individual performance, level of responsibility and compensation practices at comparable financial institutions in establishing appropriate executive compensation levels.

The purposes of the Bancorp’s executive compensation policies are to attract and retain qualified individuals; align the interests of the Bancorp’s executive officers and all other officers with the interests of its shareholders; reward high performance by the Bancorp and the executive officers; and maintain compensation levels that are competitive with other financial institutions, particularly those operating in Southern California. The Bancorp’s compensation structure is designed to support the achievement of the Bancorp’s performance and the primary strategic objective of enhancing shareholder value over time and to ensure that executive officers’ interests are aligned with those of the Bancorp’s shareholders. Although the discussion below describes the methodology used to establish compensation levels in fiscal 2004, the process of evaluating and determining the most appropriate and effective executive compensation structure is an ongoing matter. Consequently, the Compensation Committee may determine to use the same or a different methodology for setting compensation levels in fiscal 2005.

The total compensation package of the Bancorp’s executive officers is based on the following principles:

1.  Link to Stock Value - Equity-based plans such as the 1997 Stock Option Plan and the 2004 Restricted Share Plan, should comprise a significant portion of total compensation so as to link executive compensation to long-term Bancorp performance and shareholder interests.

2.  Link to Performance - Compensation for executive officers should be based on both the performance of the Bancorp and the individual performance of the executive. The Board of Directors adopted the Vineyard Bank Incentive Compensation Plan for the fiscal year of January 1, 2004 to December 31, 2004 (the “2004 Incentive Plan”) to assist in attaining the objective of making the Bancorp a top performer in the industry.

3.  Competitive With Other Financial Institutions - The total compensation package should be assessed with those of other financial institutions, particularly those located in Southern California.

Annual Incentive Compensation. The Bancorp’s annual incentive compensation program is designed to provide additional annual compensation based on achievement of performance targets approved by the Board of Directors. The program provides additional annual compensation over base salary. Members of the Bank’s management during fiscal year 2004 participated in the 2004 Incentive Plan. Except for the award to the President and Chief Executive Officer, whose award was based solely on corporate performance, incentive awards were based upon a combination of corporate performance measured in return on average equity, individual performance and the performance of the officer’s business unit. In addition, the 2004 Incentive Plan provided for additional equity compensation awards under the 2004 Plan.

Based on the Bancorp’s improved earnings and stock price relative to peers during fiscal 2004, the Board of Directors approved a structure and design for a 2005 Incentive Compensation Plan that is essentially the same as the 2004 Incentive Plan.

The President and Chief Executive Officer. The Board of Directors awarded Mr. Morales an annual salary of $300,000 for fiscal 2004 based on an analysis of the salaries of the chief executive officers of peer group financial institutions in the Southern California area and the significant contribution that the chief executive officer makes to the successful operations of the Bancorp. In addition, under the terms of Mr. Morales’ employment agreement, Mr. Morales was awarded an incentive payment for fiscal 2004 in the amount of $300,000. The basis of the incentive payment is based on the Bancorp’s performance and other management initiatives.

COMPENSATION COMMITTEE

David Buxbaum, Chairman	Frank Alvarez	Charles Keagle
James LeSieur	Joel Ravitz

Performance Graph

The graph below compares the performance of the Common Stock with that of the NASDAQ Composite Index (U.S. Companies), the SNL $250 million to $500 million and the SNL $1 billion to $5 billion Bank Index from December 31, 1999 through December 31, 2004. In November 2002, the Common Stock was listed on the NASDAQ National Market System. The Common Stock previously was listed on the NASDAQ SmallCap Stock Market. The cumulative returns include the payment of dividends and two-for-one-stock split by the Bancorp.

Total Return Performance
Index Value
1,400
1,300
1,200
1,100
1,000
900
800
700
600
500
400
300
200
100
0
12/31/99
12/31/00
12/31/01
12/31/02
12/31/03
12/31/04
Vineyard National Bancorp
NASDAQ Composite
SNL $250M-$500M Bank Index
SNL $1B-$5B Bank Index

		Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Vineyard National Bancorp	100.00	56.25	118.18	310.23	717.09	1,335.84
NASDAQ Composite	100.00	60.82	48.16	33.11	49.93	54.49
SNL $250M-$500M Bank Index	100.00	96.28	136.80	176.39	254.86	289.27
SNL $1B-$5B Bank Index	100.00	113.48	137.88	159.16	216.44	267.12

PROPOSAL NO. 2
PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
 OF THE BANCORP TO INCREASE THE AUTHORIZED COMMON STOCK

The amendment to the Bancorp’s Articles of Incorporation, as amended (“Articles of Incorporation”), increase the number of authorized shares of Common Stock was unanimously adopted by the Board of Directors on January 26, 2005. The Board of Directors is asking shareholders to consider and approve this proposal to amend the Articles of Incorporation to increase the number of shares of authorized Common Stock from 15,000,000 to 50,000,000.

The Articles of Incorporation currently authorize 25,000,000 shares of capital stock, consisting of 15,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, no par value per share ("Preferred Stock"). The proposed amendment to the Articles of Incorporation would increase the number of shares of authorized capital stock by 35,000,000, from 25,000,000 to 60,000,000 shares. If the amendment is authorized, the first sentence of Article IV of the Bancorp's Articles of Incorporation would be amended to read as follows:

  The total number of shares of capital stock which the Corporation has authority to issue is Sixty Million (60,000,000), of which Fifty Million (50,000,000) shall be common stock, no par value per share (hereinafter the “Common Stock”), and Ten Million (10,000,000) shall be serial preferred stock, no par value per share (hereinafter the "Preferred Stock").

The Bancorp is seeking shareholder approval to amend its Articles of Incorporation for several reasons. The Board of Directors has determined that the number of shares of authorized Common Stock should be increased to provide the Bancorp with the flexibility to conduct the Bancorp's future operations, including the issuance, distribution, exchange or reservation of shares of Common Stock for stock dividends, acquisitions, financing and employee stock compensation plans. The Bancorp has no present plans, arrangements or understandings with respect to a possible acquisition. The Board of Directors currently has no specific plans to issue additional Common Stock, except pursuant to the Bancorp's stock compensation plans.

Under certain circumstances, authorized but unissued shares of Common Stock and Preferred Stock can provide the Board of Directors with a means of discouraging an unsolicited change in control of the Bancorp. Although the proposed amendment may enable the Board of Directors to issue additional shares of Common Stock in the event of an unsolicited attempt to acquire control of the Bancorp as a means of discouraging a hostile acquirer, the Board of Directors has no present intention of using the existing or proposed authorized but unissued Common Stock or the existing authorized but unissued Preferred Stock for such purpose. The Board of Directors is not presently aware of any plans to acquire control of the Bancorp.

If shareholders of the Bancorp approve the proposed amendment to the Articles of Incorporation, the Bancorp will file articles of amendment to the Articles of Incorporation of the Bancorp with the Secretary of State of the State of California reflecting the increase in authorized capitalization.

THE BOARD OF DIRECTORS OF THE BANCORP UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL NO. 3
TO ADOPT THE VINEYARD NATIONAL BANCORP 2005 RESTRICTED SHARE
PLAN

General

The Board of Directors has unanimously adopted the 2005 Plan which is designed to further and promote the interests of the Bancorp and its shareholders by enabling the Bancorp and the Bank to attract, retain and motivate its employees, officers and directors. The 2005 Plan is intended to align the interests of those individuals and the Bancorp’s shareholders. To do this, the Plan offers restricted share awards providing such employees, officers and directors with a proprietary interest in maximizing the growth, profitability and overall success of the Bancorp. The Bancorp intends to issue shares under the 2005 Plan that have been acquired by the Bancorp through open market transactions. The Bancorp will recognize a compensation expense either as shares granted under the 2005 Plan vest or as Award recipients make tax elections pursuant to Section 83(b) of the Internal Revenue Code (the “Code”).

Description of the 2005 Plan

The following description of the Plan is a summary of its terms and is qualified in its entirety by reference to the 2005 Plan, a copy of which is attached hereto as Appendix D. Unless otherwise expressed, all capitalized terms shall be defined as set forth in the Restricted Share Plan.

Administration. The Plan will be administered by the Board of Directors or a committee as determined by the Board of Directors in its sole discretion. The Board of Directors may from time to time remove members from, or add members to, the committee. Subject to the terms of the Restricted Share Plan, the Board of Directors will make all determinations for the implementation, administration and maintenance of the Restricted Share Plan. All such determinations by the Board of Directors are final and binding on the Participants. The grant of an Award will be effected by a written agreement. No Awards will be granted under the Restricted Share Plan prior to June 1, 2005, assuming shareholder approval of the Restricted Share Plan is received.

Restricted Shares. Under the Restricted Share Plan, employees, officers and directors of the Bancorp and its subsidiaries will be eligible to receive Awards. The granting of restricted shares gives the recipient thereof the right to receive a specified number of shares of Common Stock. Subject to the terms of the Restricted Share Plan, the Board of Directors shall determine the number of Restricted Shares to be granted to a Participant and the Board may provide or impose different terms and conditions on any particular Restricted Share grant made to any Participant. The restricted shares shall only become unrestricted and vested in accordance with a vesting schedule as may be established by the Board of Directors. A participating employee may not transfer, assign or hypothecate his or her restricted shares. If a Change of Control occurs and a Participant is employed by the Bancorp or one of its subsidiaries on the date of the Change of Control, then all restrictions, terms and conditions applicable to such Participant’s restricted shares then outstanding shall be deemed lapsed and satisfied and the Participant will become fully vested as of such date.

The Board of Directors may require restricted shares be forfeited upon termination of employment for specified reasons within a specified time period or for other reasons. A participating employee shall have, with respect to shares of Common Stock underlying a grant of restricted shares, the same rights as holders of Common Stock unless limited by the Restricted Share Plan or the relevant Award Agreement. Stock dividends paid on unvested restricted shares shall be treated as additional restricted shares.

Number of Shares Covered by the Restricted Share Plan. The maximum number of shares of Common Stock that may be granted under the Restricted Share Plan shall not exceed 250,000 shares. In the event of a dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, Change in Control or exchange of Common Stock or other securities of the Bancorp, or other corporate transaction or event affects the Common Stock, the Board, in its discretion, may adjust an Award in order to prevent dilution or enlargement of benefits.

Amendment and Termination of the Restricted Share Plan. The Board of Directors may amend or terminate the Restricted Share Plan as it deems advisable. Unless sooner terminated, the Restricted Share Plan shall continue in effect for a period of ten years from the date the first Award is granted under the Restricted Share Plan. No amendment or termination of the Restricted Share Plan shall materially adversely affect the rights of any outstanding Awards, without consent of such Participant.

Federal Income Tax Consequences. Pursuant to Section 83 of the Code, recipients of Awards will generally recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock granted to them at the time the shares vest and become transferable. A recipient of an Award, however, may elect pursuant to Section 83(b) of the Code to accelerate the recognition of income with respect to his or her grant of restricted shares to the time when shares of Common Stock are first transferred to him or her, notwithstanding the vesting schedule of such Awards. The Bancorp will be entitled to deduct as a compensation expense for tax purposes the same amounts recognized as income by Award recipients in the year in which such amounts are included in income.

The above description of tax consequences under federal law is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. The consequences under applicable state and local income tax laws may not be the same as under federal income tax law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ADOPTION OF THE VINEYARD NATIONAL BANCORP 2005 RESTRICTED SHARE PLAN.

PROPOSAL NO. 4
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Board of Directors appointed VTD as its independent auditors for the fiscal year ending December 31, 2005. The Audit Committee recommended to the Board of Directors, and the Board unanimously approved, the appointment of VTD as the Bancorp’s independent auditors. VTD has served as the Bancorp’s accountants since 1988. VTD performed all of its services in 2004 at customary rates and terms.

The Bancorp has been advised by VTD that neither that firm nor any of its associates has any relationship with the Bancorp or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Representatives of VTD will be present at the Annual Meeting, will be available to respond to appropriate questions from shareholders and will be able to make such statements as they desire.

The Bancorp’s Bylaws do not require that the shareholders ratify the selection of independent auditors. The Bancorp submits the appointment of auditors for shareholder ratification because it believes it is good corporate practice. If the shareholders vote against ratification, the Board of Directors and the Audit Committee may reconsider the selection. Even if the appointment of auditors is ratified, the Board of Directors and the Audit Committee, in their discretion, may direct the appointment of new auditors at any time during the year if they determine that the change would be in the best interest of the Bancorp and its shareholders.

The following table sets forth the aggregate fees paid by the Bancorp to VTD for services rendered by VTD in fiscal years 2004 and 2003. The indicated services and fees are as follows:

	2004	2003
Audit Fees (1)	$126,681	$101,787
Audit-Related Fees	--	--
Tax Fees (2)	20,000	14,305
All Other Fees (3)	56,950	--
Total	203,631	116,092
_____________

(1)	Audit fees consist of fees incurred in connection with the audit of the Bancorp’s annual financial statements and the review of the financial statements included in the Bancorp’s quarterly reports filed with the Commission, as well as work generally provided by the independent auditor, such as statutory audits, consents and review of documents filed with the Commission for the Bancorp and the Bank.

(2)	Tax fees consist primarily of fees paid in connection with preparing federal and state income tax returns and other tax related services.

(3)	Sarbanes Oxley Act of 2002 assessment fees.

In determining whether to appoint VTD as the Bancorp’s independent auditors, the Board of Directors considered whether the provision of services, other than auditing services, by VTD is compatible with maintaining the auditor’s independence. The Board of Directors believes that VTD’s performance of these other services is compatible with maintaining the auditor’s independence.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy that requires advance approval of all audit and non-audit services, including tax services, performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specified audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF VTD AS INDEPENDENT AUDITORS FOR 2005.

SHAREHOLDERS PROPOSALS

Under Rule 14a-8 adopted by the Commission under the Exchange Act, proposals of shareholders must conform to certain requirements as to form and may be omitted from the proxy statement under certain circumstances. Shareholder proposals to be considered for inclusion in the proxy statement for the Annual Meeting of Shareholders in 2006 must be received by the Bancorp no later than 5:00 p.m., local time, on December 19, 2005. In order to avoid unnecessary expenditures of time and money by shareholders and the Bancorp, shareholders are urged to review this rule and, if questions arise, to consult legal counsel prior to submitting a proposal to the Bancorp.

Shareholder proposals for inclusion in this Proxy Statement for the Annual Meeting must have been received by the Bancorp no later than 5:00 p.m., local time, on December 20, 2004. No such shareholder proposals were received.

ANNUAL REPORT

The Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 accompanies this Proxy Statement. The Annual Report on Form 10-K contains consolidated financial statements of the Bancorp and its subsidiaries and the report thereon of VTD, the Bancorp’s independent auditors. The Annual Report on Form 10-K is not part of these proxy solicitation materials.

Upon receipt of a written request, the Bancorp will furnish to any shareholder without charge a copy of the Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 required to be filed under the Exchange Act. Such written request should be directed to Shareholder Relations, Vineyard National Bancorp, 200 South Main Street Suite 320, Corona CA 92882, e-mail: shareholderinfo@vineyardbank.com.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented at the Annual Meeting other than those set forth herein. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with the recommendations of the Board of Directors, and authority to do so is included in the proxy.

Vineyard National Bancorp

/s/ Richard S. Hagan

Richard S. Hagan, Secretary

Rancho Cucamonga, California
April 18, 2005

IMPORTANT

Even if you expect to attend the Annual Meeting, it is urgently requested that you promptly complete, date, sign, and return the enclosed proxy in the envelope provided. This will save the Bancorp the expense of follow-up notices.

Appendix A

AUDIT COMMITTEE CHARTER
Audit Program
Date: 02/22/05

The Board of Directors of Vineyard National Bancorp (the "Bancorp") constituted and established an Audit Committee (the "Committee") with authority, responsibility, and specific duties as described in this Audit Committee Charter.

A. COMPOSITION

The Committee shall consist of three or more directors, each of whom is “independent” as such term is defined in the Sarbanes-Oxley Act of 2002 (the “Act”) and regulations promulgated thereunder and under the rules of the NASDAQ National Market.

Each director shall be free from any relationship that, in the opinion of the Board of Directors, as evidenced by its annual selection of such Committee members, would interfere with the exercise of independent judgment as a Committee member. Each Committee member shall be able to read and understand financial statements (including the Bancorp's balance sheet, income statement and cash flow statement). At least one Committee member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience resulting in financial sophistication (including having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities) such that he or she meets the definition of a “financial expert” as such term is defined in regulations issued by the Securities and Exchange Commission (the “SEC”).

These requirements are intended to satisfy the Act and the NASDAQ listing requirements relating to the composition of audit committees, and shall be construed accordingly.

B. MISSION STATEMENT AND PRINCIPAL FUNCTIONS

The Committee shall have access to all records of the Bancorp and its subsidiaries and shall have and may exercise such powers as are appropriate to its purpose. The Committee shall perform the following functions:

(1) Understand the accounting policies used by the Bancorp and its Subsidiaries for financial reporting and tax purposes and approve their application; it shall also consider any significant changes in accounting policies that are proposed by management or required by regulatory or professional authorities.

(2) Review the Bancorp's consolidated audited financial statements and related footnotes and the "Management's Discussion and Analysis" portion of the annual report on Form 10-K prior to the filing of such report, and recommend to the Board of Directors whether such financial statements shall be included in the Bancorp's annual report on Form 10-K, based upon the Committee's review and discussions with its independent public accounting firm.

(3) Review the Bancorp’s unaudited financial statements and related footnotes and the “Management Discussion and Analysis” portion of the Bancorp’s Form 10-Q for each interim quarter and ensure that the independent public accounting firm also reviews the Bancorp's interim financial statements before the Bancorp files its quarterly report on Form 10-Q with the SEC.

(4) Study the format and timeliness of financial reports presented to the public or used internally and, when indicated, recommend changes for appropriate consideration by management.

(5) Meet with the Bancorp's legal counsel to review legal matters that may have a significant impact on the Bancorp or its financial reports.

(6) Ensure that management has been diligent and prudent in establishing accounting provisions for probable losses or doubtful values and in making appropriate disclosures of significant financial conditions or events.

(7) Review press releases submitted by management in connection with the release of quarterly, annual, or special financial statements. In respect thereto, recommend to the Chairman of the Board any changes that appear necessary to conform releases with appropriate professional practice.

(8) Review and reassess the adequacy of this Charter annually.

Independent accountants:

(9) Be directly responsible for the appointment and approval, compensation and oversight of the audit work of an independent public accounting firm employed for the purpose of preparing or issuing an audit report with respect to the Bancorp and its subsidiaries; such independent public accounting firm shall be duly registered with the Public Company Accounting Oversight Board and such registered public accounting firm shall be instructed to report directly to the Committee.

(10) Approve in advance any non-audit service permitted by the Act, including tax services, that its registered public accounting firm renders to the Bancorp and its subsidiaries, unless such prior approval may be waived because of permitted exceptions under the Act.

(11) To the extent required by applicable regulations, disclose in periodic reports filed by the Bancorp and its subsidiaries approval by the Committee of allowable non-audit services to be performed for the Bancorp and its subsidiaries by the registered public accounting firm performing the Bancorp’s and its subsidiaries audit.

(12) Delegate to one or more members of the Committee the authority to grant pre-approvals for auditing and allowable non-auditing services, which decision shall be presented to the full Committee at its next scheduled meeting for ratification.

(13) Receive a timely report from its registered public accounting firm performing the audit of the Bancorp and its Subsidiaries, which details: (1) all critical accounting policies and practices to be used in the audit; (2) all alternate treatment of financial information within generally accepted accounting principles that have been discussed with management officials of the Bancorp and its Subsidiaries, ramifications of the use of such alternative disclosure and the treatment preferred by the registered public accounting firm; and (3) other material written communications between the registered public accounting firm and the management of the Bancorp and its Subsidiaries, including, but not limited to, any management letter or scheduled or unadjusted differences.

(14) Ensure that the registered public accounting firm submits to the Committee written disclosures and the letter from the registered public accounting firm required by Independence Standards Board Standard No. 1 [Independence Discussions with Audit Committees], and discuss with the registered public accounting firm’s their independence.

(15) Discuss with the registered public accounting firm the matters required to be discussed by SAS 61 [Communication with Audit Committees] and SAS 90 [Audit Committee Communications].

(16) Engage independent counsel and other advisers, as the Committee may determine in its sole discretion to be necessary, to carry out the Committee’s duties.

(17) Submit to the Chief Financial Officer of the Bancorp both an annual budget and invoices to fund appropriate compensation to the registered public accounting firm employed by the Bancorp and its Subsidiaries for the purpose of rendering or issuing an audit report and for compensation of others employed by the Committee.

(18) Obtain from the registered public accounting firm, at least annually, a formal written statement delineating all relationships between the registered public accounting firm and the Bancorp and its Subsidiaries, and at least annually discuss with the registered public accounting firm any relationship or services which may impact the registered public accounting firm’s objectivity or independence, and take appropriate actions to ensure such independence.

Internal Audit Department:

(19) Cause to be maintained an appropriate internal audit program covering the Bancorp and its Subsidiaries by internal auditors who report to the Committee and the Board of Directors.

(20) Review and approve the audit plan and budget of the Internal Audit Department, which may be established for any Subsidiary, which shall report at least annually to the Committee regarding the staffing plans, financial budget and audit schedules and the adequacy thereof.

(21) Responsible for the selection of and/or the dismissal of the Audit/Risk Manager.

(22) Review the scope and coordination efforts of the joint internal/external audit program with both internal auditors and the registered public accounting firm.

(23) Review reports of any material defalcations and other reportable incidents related to the financial statements or financial reporting of each Subsidiary and supervise and direct any special projects or investigations considered necessary by the Committee.

(24) Review reports of internal auditors and examinations made by regulatory agencies and management's response to them, evaluate the reports in regard to control and/or compliance implications and determine whether appropriate corrective action has been implemented.

(25) Establish procedures for the receipt, retention and treatment of complaints received by the Bancorp and its Subsidiaries regarding accounting, internal accounting controls or auditing matters.

Regulatory Compliance:

(26) Cause to be maintained an appropriate regulatory compliance program covering the Bancorp and its Subsidiaries to aid compliance with the laws and regulations applicable to financial institutions.

(27) Review reports of the compliance officer covering the scope and adequacy of the compliance program, the degree of compliance and cooperation, and the implementation of corrective actions (if necessary or appropriate).

(28) To the extent applicable, receive reports on a Subsidiary’s compliance with Section 112 of the Federal Deposit Insurance Corporation Improvement Act and review the basis for the reports issued under the rule with management, the Internal Audit Department and the registered public accounting firm.

Internal Control:

(29) Review periodically the scope and implications of a Subsidiary’s internal financial procedures and consider their adequacy.

(30) Maintain direct access to the staff of each Subsidiary. If useful, require that studies be initiated on subjects of special interest to the Committee.

(31) Review the comments on internal control submitted by the internal auditors and the registered public accounting firm to ensure that appropriate suggestions for improvement are promptly considered for insertion into a Subsidiary’s internal financial procedure.

(32) Establish procedures for: (1) the receipt, retention and treatment of complaints received by the Bancorp and its Subsidiaries regarding, accounting, internal accounting controls or auditing matters; and , (2) the confidential anonymous submission by employees of the Bancorp and its Subsidiaries of concerns regarding questionable accounting or auditing matters. The Committee acknowledges that it is unlawful for the Bancorp and its Subsidiaries to penalize the employee complainant in any way based upon lawful actions of the employee with respect to good faith reporting of the complaint. The Committee will take steps to ensure that the employee rights in this regard are respected.”

Regulatory Examiners:

(33) Meet with representatives of the applicable regulatory examiners of the institution and discuss matters relating to their review and supervision of the organization.

(34) Ensure management has taken appropriate corrective action regarding any significant regulatory matters reported by the examiners.

Special Duties:

(35) Make special studies of matters related to the financial operations of the Bancorp or its Subsidiaries or to allegations of managerial misconduct by its executives.

C. MEETINGS

Meetings of the Committee will be held at least quarterly and such other times as shall be required by the Chairman of the Board, or by a majority of the members of the Committee. All meetings of the Committee shall be held pursuant to the Bylaws of the Bancorp with regard to notice and waiver thereof. Written minutes pertaining to each meeting shall be filed with the Secretary and a written and/or oral report shall be presented by the Committee at the next Board meeting.

At the invitation of the Chairman of the Committee, the meetings shall be attended by the Chief Executive Officer, the Chief Financial Officer, the representatives of the registered public accounting firm, and such other persons whose attendance is appropriate to the matters under consideration.

Amended by Committee
as of February 16, 2005
Approved by Board
as of February 23, 2005

Appendix B

Vineyard Bancorp
Compensation Committee Charter

The Board of Directors of Vineyard National Bancorp has delegated to the Compensation Committee (the “Committee”) responsibility for overseeing certain aspects of executive compensation for the Bancorp. The committee is composed exclusively of directors who are not employees of the Bancorp or Bank and who are not themselves eligible to participate in any of the Bancorp’s executive compensation plans with respect to which they have the authority to exercise discretion.

Mission Statement and Principal Functions
The Committee’s basic responsibility is to assure that the senior executives of the Bancorp are compensated effectively in a manner consistent with the stated compensation philosophy of the Bancorp, internal equity consideration, competitive practice, and the requirements of the appropriate regulatory bodies. The Committee shall also communicate to shareholders the Bancorp’s compensation policies and the reasoning behind such policies as required by the Securities and Exchange Commission. More specifically, the Committee shall be responsible for the following:

➢
Review the Bancorp’s executive compensation programs to ensure the attraction, retention and appropriate reward of executive and other key officers, to motivate their performance in the achievement of the Bancorp’s business objectives, and to align the interest of executive officers with the long term interests of the Bancorp’s shareholders;

➢
Review the performance, salaries, and other compensation of executive officers and other key employees; in so doing, the Committee considers the general performance of the Bancorp as well as the compensation practices in the markets where the Bancorp competes for executive talent provided that, as to the salary of the Chief Executive Officer, the Committee recommends an appropriate salary to the Board;

➢	Authorize the establishment and/or continuation for the Bancorp’s Stock Option Plan and Restricted Share Plans;

➢	Review the performance goals for all performance-based plans, review the results, and the targeted incentive pools required upon attainment of the goals;

➢	Review the development of new compensation plans and the revision of old plans; Oversee directors’ compensation;

➢
Review the employee benefit plans, including the retirement plans, of the Bancorp, and either recommend plan changes to the Board or amend such plans provided than any plan amendment which will have a material cost increase to the Bancorp or material effect on the Bancorp’s employees requires Board approval;

➢	Establish investment policies and fund selection for the Bancorp’s domestic defined benefit retirement plans, and

➢
Review the actions of the Benefits Plans Administrative Committee, consisting of members of senior management appointed by the chief executive officer, whose members constitute the ERISA fiduciaries who administer these plans.

B-1

Meetings
The Committee will meet as often as necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Committee and/or management of the Bancorp. All meetings of the Committee shall be held pursuant to the bylaws of the Bancorp with regard to notice and waiver thereof, and written minutes of each meeting shall be duly filed in the Bancorp records. Reports of meeting of the Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board of Directors approved by the Committee.

B-2

Appendix C

VINEYARD NATIONAL BANCORP
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

Approved May 2004 Amended June 2004

Purpose

The Nominating and Corporate Governance Committee (the “Nominating Committee”) is appointed by the Board (1) to assist the Board by identifying individuals qualified to become Board members, (2) to recommend to the Board the director nominees for the next annual meeting of shareholders; (3) to recommend to the Board director nominees for each committee; and (4) to develop and recommend a set of corporate governance principles applicable to the Bancorp.

Committee Membership

The Nominating Committee shall be comprised of three or more directors all of whom qualify as independent directors (“Independent Directors”) as defined under applicable rules of the Securities and Exchange Commission and NASDAQ, as amended from time to time. Any attempted appointment to the Nominating Committee of a person who does not qualify as an Independent Director shall be null and void. Any Nominating Committee member who loses the status of an Independent Director shall automatically and without further action cease to be a member of the Nominating Committee as soon as such status is lost.

The members of the Nominating Committee shall be nominated by the Board and elected annually to one-year terms by majority vote of the Board at the first meeting of the Board to be held following the annual meeting of Shareholders. Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed except by majority vote of the Independent Directors then in office.

Committee Authority and Responsibilities
1. The Nominating Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. The Nominating Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

2. The Nominating Committee shall actively seek individuals qualified to become board members for recommendation to the Board. The Nominating Committee will consider the factors in the attached Appendix A relating to Board Composition and Leadership.

3. Develop and recommend to the Board to approval a set of corporate governance principles applicable to the Bancorp and review such guidelines at least annually and removed changes as necessary.

4. Receive communications from shareholders regarding any matters of concern by following the process identified in a set of guidelines approved by this Nominating Committee in the attached Appendix B.

5. The Nominating Committee may delegate its authority to subcommittees when appropriate.

6. The Nominating Committee shall make regular reports to the Board and keep written minutes of its meetings.

7. The Nominating Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Nominating Committee shall annually review its own performance.

APPENDIX A
I. Board Composition and Leadership

A. Composition of Board
A principal goal of the Board is to optimize the availability of independent perspectives and give advice to the Chief Executive Officer and management, to increase the quality of Board oversight and to lessen the possibility of conflicts of interest. Accordingly, the Board should consist predominantly of Independent Directors. The President and Chief Executive Officer of the Bancorp reports directly to the full Board.

B. Size of Board
The Board should be comprised of a sufficient number of directors to enable the Board to properly perform its responsibilities and achieve its governance objectives and goals. The Bancorp’s Bylaws currently provide that the Board will consist of between 5 and 9 members. Currently, the Board consists of 6 members. The Board should be a group small enough to permit substantive discussions of the whole Board in which each director can participate meaningfully and large enough that committee work does not become unduly burdensome. In addition, we seek a broad range of skills, expertise, industry knowledge and contacts useful to the Bancorp’s business.

C. Director Independence
The Nominating Committee is responsible for reviewing with the Board annually the appropriate criteria and standards for determining director independence consistent with all applicable legal requirements and the rules of The Nasdaq Stock Market and the rules and regulations of the Securities Exchange Commission under the Securities Exchange Act of 1934, as amended.

D. Selection of New Directors
The goal of the Nominating Committee is to maintain a strong and experienced Board by continually assessing the Board’s business background, current responsibilities, community involvement, commitment to the Bancorp (including meaningful ownership of the Bancorp’s voting securities of at least $100,000), and expected period of time available for service and independence. Other important factors to be considered by the Nominating Committee in the selection of nominees for the position of non-management director include current knowledge and contacts in the Bancorp’s industry and other industries relevant to the Bancorp’s business, ability to work together as an effective group and ability to commit adequate time to serve as a director.

Recommendations must be submitted in writing to the Chair of the Nominating Committee at the Bancorp’s principal executive offices no earlier than the last business day of September and no later than the last business day in the month of November preceding the Bancorp’s next Annual Meeting of Shareholders for consideration at such Annual Meeting. Shareholders shall include in such recommendation (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of the Bancorp owned by each proposed nominee; (d) the name and residence address of the notifying shareholder(s); (e) the number of shares of voting stock of the Bancorp owned by the notifying shareholder(s) and (f) a letter from the proposed nominee indicating that such proposed nominee wishes to be considered as a nominee for the Bancorp’s Board of Directors and will serve as a member of the Bancorp’s Board of Directors if elected. In addition, each recommendation must set forth in detail the reasons why the notifying shareholder(s) believes the proposed nominee meets the criteria set forth in this charter for serving on the Bancorp’s Board of Directors.

The Nominating Committee is responsible for annually reviewing and evaluating with the
Board the appropriate skills and characteristics required of Board members in the context of the current composition of the Board and our goals for nominees to the Board, including nominees who are current Board members. The Board is responsible for selecting and recommending nominees for election by the Bancorp’s shareholders and for making interim appointments of Directors in accordance with the Bancorp’s bylaws. The Board delegates the screening process to the Nominating Committee under the direction of the Chair of the Nominating Committee and with direct input from the Chairman of the Board and the Chief Executive Officer. The Chair of the Nominating Committee may authorize the Chief Executive Officer or any other representative of the Board, speaking on behalf of the Board, to extend invitations to join the Board to new Director candidates.

E. Director Education and Orientation
All directors are expected to be knowledgeable about the Bancorp and its industry. This knowledge is gained from attendance at Board meetings, periodic Director training sessions, regular meetings with management of the Bancorp, reading of appropriate industry, corporate governance and directorship literature and attendance at educational seminars. Management may also conduct orientation sessions for new and seasoned directors.

F. Term of Directors
The Board does not favor a formal rotation process or term limits for non-management directors. The Board believes it is important to monitor overall Board performance and to have a process for bringing in new members, to address changing needs of the Bancorp and to bring fresh perspectives to the challenges facing the Bancorp as circumstances warrant. The Board also recognizes the value of having non-management Directors who have demonstrated a commitment to serving the Bancorp. Accordingly, as part of each annual evaluation of the Board’s performance, the Nominating Committee will reassess the right mix of skills, experience, contacts and other qualities for the Board. Then, each year, the Chairman of the Board and the Chair of the Nominating Committee will propose to the Nominating Committee a group of directors who would be nominated for re-election. The Nominating Committee will then recommend to the Board the group to be nominated to the full Board.

G. Age Limits
For the same reasons discussed in Part F. above, the Board does not have an age limit for Directors or a mandatory retirement policy. The Board believes that it should have the ability to appoint or retain qualified Board members, regardless of age.

H. Board Compensation
The Compensation Committee is responsible for reviewing and recommending, on an annual basis, the compensation for independent directors. Bancorp management shall report to the Compensation Committee how the Bancorp’s director compensation practices compare with those of other public and peer group corporations. Any change in Board compensation shall be made upon the recommendation of the Compensation Committee, and following discussion and concurrence by the full Board.

COMMUNICATION WITH BOARD OF DIRECTORS
Shareholders wishing to contact the Bancorp’s Board of Directors confidentially, including a committee of the Board of Directors, may do so in writing to the following address:

Chairman of the Board Vineyard National Bancorp
200 South Main Street, Suite 320 Corona, CA 92882

All communications sent to the Board of Directors will be communicated with the entire Board unless the Chairman of the Board reasonably believes communication with the entire Board of Directors is not appropriate or necessary.

Any person (including employees) with a complaint or concern regarding accounting, internal accounting controls or auditing matters, can communicate directly with the Audit Committee, either anonymously or by name, in writing, addressed specifically to the Audit Committee at the foregoing address for Confidential Corporate Solutions.

Appendix D

VINEYARD NATIONAL BANCORP
2005 RESTRICTED SHARE PLAN

* * * * *

1.  Purpose.The purpose of the 2005 Restricted Share Plan (the “Plan”) is to further and promote the interests of Vineyard National Bancorp (the “Bancorp”), its Subsidiaries and its shareholders by enabling the Bancorp and its Subsidiaries to attract, retain and motivate employees, officers and directors or those who will become employees, officers or directors, and to align the interests of those individuals and the Bancorp’s shareholders. To do this, the Plan offers restricted share awards providing such employees, officers and directors with a proprietary interest in maximizing the growth, profitability and overall success of the Bancorp and its Subsidiaries.

2.  Definitions.For purposes of the Plan, the following terms shall have the meanings set forth below:

2.1  “Award” means an award of Restricted Shares made to a Participant under Section 6 of the Plan.

2.2  “Award Agreement” means the agreement executed by a Participant pursuant to Sections 3.2 and 11.6 of the Plan in connection with the granting of an Award.

2.3  “Board” means the Board of Directors of the Bancorp, as constituted from time to time or any Committee established by the Board.

2.4  “Code” means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.5  “Committee” means the committee of the Board established from time to time in the sole discretion of the Board to administer the Plan, as described in Section 3 of the Plan. Any committee established by the Board shall be composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3 promulgated under the Exchange Act.)

2.6  “Common Stock” means the Common Stock, no par value per share, of the Bancorp or any security of the Bancorp issued by the Bancorp in substitution or exchange therefore.

2.7  “Bancorp” means Vineyard National Bancorp, a California corporation, or any successor corporation to Vineyard National Bancorp.

2.8  “Exchange Act” means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.9  “Fair Market Value” means on, or with respect to, any given date(s), the average of the highest and lowest market prices of the Common Stock, as reported on the Nasdaq Small Cap or National Market for such date(s) or, if the Common Stock was not traded on such date(s), on the next preceding day or days on which the Common Stock was traded. If at any time the Common Stock is not traded on such exchange, the Fair Market Value of a share of the Common Stock shall be determined in good faith by the Board.

2.10  “Participant” means any individual who is selected from time to time under Section 5 to receive an Award under the Plan.

2.11  “Plan” means the Vineyard National Bancorp 2005 Restricted Share Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Board with respect thereto).

2.12  “Restricted Shares” means the restricted shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan and the relevant Award Agreement.

2.13  “Subsidiary(ies)” means any corporation (other than the Bancorp) in an unbroken chain of corporations, including and beginning with the Bancorp, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.

2.14  “Surviving Entity” means the Bancorp, if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Bancorp immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the corporation existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Bancorp shall be the Surviving Entity. In making the determination of ownership by the shareholders of an entity immediately after the merger, consolidation or similar transaction, equity securities the shareholders owned immediately before the merger, consolidation or similar transaction as shareholders of another party to the transaction shall be disregarded. Further, outstanding voting securities of an entity shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

3.  Administration.

3.1  General. The Plan shall be administered by the Board or the Committee, as determined by the Board in its sole discretion. Members of the Committee shall serve at the pleasure of the Board and the Board may from time to time remove members from, or add members to, the Committee.

3.2  Plan Administration and Plan Rules. The Board is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Board shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, (a) selecting the Plan’s Participants, (b) making Awards in such amounts and form as the Board shall determine, (c) imposing such restrictions, terms and conditions upon such Awards as the Board shall deem appropriate, and (d) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan and/or any Award Agreement. The Board may designate persons other than members of the Board to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe. The Board’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Board in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Bancorp shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Board, by execution of written agreements and/or other instruments in such form as is approved by the Board. The Board may, in its sole discretion, delegate its authority to one or more senior executive officers for the purpose of making Awards to Participants who are not subject to Section 16 of the Exchange Act.

3.3  Liability Limitation. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Bancorp in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

4.  Term of Plan/Common Stock Subject to Plan.

4.1  Term. The Plan shall terminate on such date as is ten years from the date the first Award is granted hereunder, except with respect to Awards then outstanding. After such date no further Awards shall be granted under the Plan. In no event, however, will any Award be granted under this Plan prior to June 1, 2005.

4.2  Common Stock. The maximum number of shares of Common Stock in respect of which Awards may be granted or paid out under the Plan, subject to adjustment as provided in Section 8.2 of the Plan, shall not exceed 250,000 shares. In the event of a change in the Common Stock of the Bancorp that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of the Plan. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Bancorp (in the open-market or in private transactions) and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan.

4.3  Computation of Available Shares. For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the limitations set forth in Section 4.2 of the Plan the number of shares of Common Stock issued under grants of Restricted Shares pursuant to Section 6 of the Plan determined as of the date on which such Awards are granted. If any Awards are forfeited, surrendered, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture, surrender, cancellation, termination or settlement of such Awards.

5.  Eligibility. Individuals eligible for Awards under the Plan shall consist of employees, officers and directors, or those who will become employees, officers or directors, of the Bancorp and/or its Subsidiaries whose performance or contribution, in the sole discretion of the Board, benefits or will benefit the Bancorp or any Subsidiary.

6.  Restricted Shares.

6.1  Terms and Conditions. Grants of Restricted Shares shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Board shall set forth in the relevant Award Agreement. Subject to the terms of the Plan, the Board shall determine the number of Restricted Shares to be granted to a Participant and the Board may provide or impose different terms and conditions on any particular Restricted Share grant made to any Participant. With respect to each Participant receiving an Award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares. Such stock certificate(s) shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear, among other required legends, the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the Vineyard National Bancorp 2005 Restricted Share Plan and an Award Agreement entered into between the registered owner hereof and Vineyard National Bancorp. Copies of such Plan and Award Agreement are on file in the office of the Secretary of Vineyard National Bancorp, 9590 Foothill Blvd., Rancho Cucamonga, CA 91730. Vineyard National Bancorp will furnish to the recordholder of the certificate, without charge and upon written request at its principal place of business, a copy of such Plan and Award Agreement. Vineyard National Bancorp reserves the right to refuse to record the transfer of this certificate until all such restrictions are satisfied, all such terms are complied with and all such conditions are satisfied.”

Such stock certificate evidencing such shares shall, in the sole discretion of the Board, be deposited with and held in custody by the Bancorp until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

6.2  Restricted Share Grants. A grant of Restricted Shares is an Award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions as the Board deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Bancorp while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited upon termination of employment for specified reasons within a specified period of time or for other reasons (including, without limitation, the failure to achieve designated performance goals).

6.3  Restriction Period. In accordance with Sections 6.1 and 6.2 of the Plan and unless otherwise determined by the Board (in its sole discretion) at any time and from time to time, Restricted Shares shall only become unrestricted and vested in the Participant in accordance with such vesting schedule relating to such Restricted Shares, if any, as the Board may establish in the relevant Award Agreement (the “Restriction Period”). During the Restriction Period, such stock shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive payment of the Restricted Shares or a portion thereof, as the case may be, as provided in Section 6.4 of the Plan.

6.4  Payment of Restricted Share Grants. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Board in respect of a grant of Restricted Shares, a new certificate, without the legend set forth in Section 6.1 of the Plan, for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant.

6.5  Shareholder Rights. A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares, all of the rights of a shareholder of such stock (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement). Any stock dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares in respect of which such stock dividends are issued.

7.  Non-transferability of Awards. Unless otherwise provided in the Award Agreement, no Award under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by the Participant or the laws of intestate succession. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant’s debts, judgements, alimony, or separate maintenance.

8.  Changes in Capitalization and Other Matters.

8.1  No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Bancorp to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Bancorp’s or any Subsidiary’s capital structure or its business, (b) any merger, consolidation or change in the ownership of the Bancorp or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Bancorp’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Bancorp or any Subsidiary, (e) any sale or transfer of all or any part of the Bancorp’s or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Bancorp or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Bancorp or any Subsidiary, or any employees, officers, shareholders or agents of the Bancorp or any Subsidiary, as a result of any such action.

8.2  Recapitalization Adjustments. In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, Change of Control or exchange of Common Stock or other securities of the Bancorp, or other corporate transaction or event affects the Common Stock such that an adjustment is determined by the Board, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board may, in such manner as it in good faith deems equitable, adjust any or all of (i) the number of shares of Common Stock or other securities of the Bancorp (or number and kind of other securities or property) with respect to which Awards may be granted, and (ii) the number of shares of Common Stock or other securities of the Bancorp (or number and kind of other securities or property) subject to outstanding Awards. In addition, the Bancorp may make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

9.  Change of Control.

9.1  Acceleration of Awards Vesting. Anything in the Plan to the contrary notwithstanding, if a Change of Control of the Bancorp occurs all restrictions, terms and conditions applicable to all Restricted Shares then outstanding shall be deemed lapsed and satisfied and each Participant shall become 100% vested with respect to all Awards granted to such Participant under this Plan as of the date of the Change of Control. The immediately preceding sentence shall apply to only those Participants who are employed by the Bancorp and/or one of its Subsidiaries as of the date of the Change of Control.

9.2  Change of Control. For the purpose of this Agreement, “Change of Control” shall mean:

9.2.1  The consummation of a merger or consolidation of the Bancorp with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power (which voting power shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote, but not assuming the exercise of any warrant or right to subscribe to or purchase those shares) of the continuing or Surviving Entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned, directly or indirectly, by persons who were not shareholders of the Bancorp immediately prior to such merger, consolidation or other reorganization; provided, however, that in making the determination of ownership by the shareholders of the Bancorp, immediately after the reorganization, equity securities which persons own immediately before the reorganization as shareholders of another party to the transaction shall be disregarded; or

9.2.2  The sale, transfer or other disposition of all or substantially all of the Bancorp’s assets.

9.2.3  A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Bancorp’s incorporation or to create a holding Bancorp that will be owned in substantially the same proportions by the persons who held the Bancorp’s securities immediately before such transaction.

10.  Amendment, Suspension and Termination.

10.1  In General. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable to insure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Bancorp or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Bancorp or any Subsidiary. No such amendment, suspension or termination shall materially adversely affect the rights of any Participant under any outstanding Restricted Share grant, without the consent of such Participant.

10.2  Award Agreement Modifications. The Board may (in its sole discretion) amend or modify at any time and from time to time the terms and provisions of any outstanding Restricted Share grant, in any manner to the extent that the Board under the Plan or any Award Agreement could have initially determined the restrictions, terms and provisions of such Restricted Share grant, including, without limitation, changing or accelerating the date or dates as of which such Restricted Share grants shall become vested. No such amendment or modification shall, however, materially adversely affect the rights of any Participant under any such Award without the consent of such Participant.

11.  Miscellaneous.

11.1  Tax Withholding. The Bancorp shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the delivery, transfer or vesting of any Common Stock or Restricted Shares, any federal, state, local or other taxes of any kind which the Board, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. Shares of Common Stock may be used to satisfy any such tax withholding. Such Common Stock shall be valued based on the Fair Market Value of such stock as of the date the tax withholding is required to be made, such date to be determined by the Board. In addition, the Bancorp shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due upon any payment or settlement under the Plan.

11.2  No Right to Employment. Neither the adoption of the Plan, the granting of any Award, nor the execution of any Award Agreement, shall confer upon any employee of the Bancorp or any Subsidiary any right to continued employment with the Bancorp or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Bancorp or any Subsidiary to terminate the employment of any employee at any time for any reason.

11.3  Unfunded Plan. The Plan shall be unfunded and the Bancorp shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Bancorp to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such award or agreement. No such obligation of the Bancorp shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Bancorp or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Bancorp or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Bancorp, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.

11.4  Other Bancorp Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Bancorp or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Board expressly determines in writing that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation. Awards under the Plan may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Bancorp or its Subsidiaries. The existence of the Plan notwithstanding, the Bancorp or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees and/or directors.

11.5  Listing, Registration and Other Legal Compliance. No Awards or shares of the Common Stock shall be required to be issued or granted under the Plan unless legal counsel for the Bancorp shall be satisfied that such issuance or grant will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Board may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Board may deem necessary or advisable, be executed or provided to the Bancorp to assure compliance with all such applicable laws or regulations. Certificates for shares of the Restricted Shares and/or Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Board may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Restricted Shares and/or Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Bancorp, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act.

11.6  Award Agreements. Each Participant receiving an Award under the Plan shall enter into an Award Agreement with the Bancorp in a form specified by the Board. Each such Participant shall agree to the restrictions, terms and conditions of the Award set forth therein and in the Plan.

11.7  Designation of Beneficiary. Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to receive any payment which under the terms of the Plan and the relevant Award Agreement may become payable on or after the Participant’s death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Board and shall not be effective until received by the Board. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

11.8  Leaves of Absence/Transfers. The Board shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Bancorp or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Board may determine whether any such leave of absence shall be treated as if the Participant has terminated employment or service as a director with the Bancorp or any such Subsidiary. If a Participant transfers within the Bancorp, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfers.

11.9  Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

11.10  Effective Date. The Plan shall be effective upon its approval by the Board and adoption by the Bancorp.

IN WITNESS WHEREOF, this Plan is adopted by the Bancorp on this 23rd day of March, 2005.

VINEYARD NATIONAL BANCORP

By: /s/ Norman Morales
Name: Norman Morales
Title: President and Chief Executive Officer

VINEYARD NATIONAL BANCORP PROXY

9590 Foothill Blvd., Rancho Cucamonga, CA 91730

This Proxy is solicited on behalf of the Board of Directors of Vineyard National Bancorp.

The undersigned appoints Frank S. Alvarez and Charles L. Keagle, or either of them, as proxies with full power of substitution to vote and act with respect to all shares of Vineyard National Bancorp (the “Company”) held of record as of March 31, 2005 by the undersigned at the Annual Meeting of Shareholders, to be held at 1260 Corona Pointe Court, Corona, CA on Wednesday, May 25, 2005, or any adjournment thereof, including all powers the undersigned would possess if personally present, as follows:

PLEASE SIGN AND DATE ON REVERSE SIDE

DETACH PROXY CARD HERE

1. To elect as a group the six (6) persons nominated to the Board of Directors to serve until the next annual meeting of shareholders as proposed by management in the Proxy Statement OR if you choose to withhold or not grant authority to vote for the nominees as a group, you may indicate next to the name of each nominee below whether you would grant or withhold authority to vote for the individual nominee:
2. To amend the articles of incorpora-
tion of the Company to increase
			the number of shares of authorized common stock from 15,000,000 to 50,000,000; 3. To adopt the Vineyard National Bancorp 2005 Restricted Share Plan; and	☐ FOR ☐ FOR	☐ AGAINST ☐ AGAINST	☐ ABSTAIN ☐ ABSTAIN
☐ Authorize to vote for the nominees as a group	☐	Withhold authority to vote for the nominees as a group	4. To ratify the appointment of the accounting firm of Vavrinek, Trine, Day & Co., LLP as independent auditors for the year ending December 31, 2005.	☐ FOR	☐ AGAINST	☐ ABSTAIN
Authorize to vote for this nominee	Withhold authority to vote for this nominee

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the six (6) nominees for the Board of Directors, FOR the amendment to the articles of incorporation of the Company to increase the number of shares of authorized common stock, FOR the adoption of the Vineyard National Bancorp 2005 Restricted Share Plan, FOR the ratification of the appointment of Vavrinek, Trine, Day & Co., LLP as independent auditors, and transact any other business as may properly come before the meeting and any adjournments of it. You may revoke this proxy at any time prior to the time it is voted at the Annual Meeting of Shareholders.
If any other business is properly presented at the Annual Meeting of Shareholders, this proxy shall be voted in accordance with the recommendations of the Board of Directors.
When signing as an attorney in fact, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. When joint tenants hold shares, both should sign.

☐	☐	Frank S. Alvarez
☐ ☐ ☐	☐ ☐ ☐	David A. Buxbaum Charles L. Keagle James LeSieur
☐	☐	Norman Morales		Dated: _________________________________________________________________ , 2005
☐	☐	Joel H. Ravitz		Number of Shares:

(Signature of Shareholder)

(Please print name)

(Signature of Shareholder)

(Please print name)

I (We)____________ plan to attend the Annual Meeting of Shareholders.
(Number)
IMPORTANT - PLEASE SIGN
PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PAID ENVELOPE PROVIDED.